Signature Page for Investment Advisory Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                            TANAKA FUNDS, INC.

                                            Graham Y. Tanaka

                                            Name:

                                            Title: President

                                            TANAKA CAPITAL MANAGEMENT, INC.

                                            Graham Y. Tanaka
                                            Name:

                                            Title: President